Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238195
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	2,725,118	$211.00	$574,999,898	$74,635
(1)	Includes 355,450 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.
(2)
Estimated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on May 12, 2020 (File No. 333-238195) was deferred pursuant to rules 456(b) and 457(r) under the Securities Act, and is paid herewith.

PROSPECTUS SUPPLEMENT
(To prospectus dated May 12, 2020)

2,369,668 Shares
Common Stock
We are offering 2,369,668 shares of our common stock, par value $0.001 per share.
Our common stock is listed on The NASDAQ Global Market under the trading symbol “PODD.” On May 12, 2020, the last reported sale price of our common stock on The NASDAQ Global Market was $220.70 per share.
Investing in our common stock involves risks. You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference in the accompanying prospectus, before making a decision to invest in our common stock.
	Per Share	Total(2)
Public Offering Price	$211.00	$499,999,948
Underwriting discounts and commissions(1)	$8.97	$21,249,998
Proceeds, before expenses, to us	$202.03	$478,749,950
(1)	See “Underwriting” for a description of compensation payable to the underwriters.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
We have granted the underwriters an option for a period of 30 days, exercisable in whole or in part from time to time, from the date of this prospectus supplement, in whole or in part, to purchase from us directly up to an additional 355,450  shares of common stock at the public offering price, less the underwriting discount.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of our common stock to purchasers on or about May 15, 2020 through book-entry facilities of The Depository Trust Company.
Joint Book-Running Managers
Morgan Stanley	J.P. Morgan
The date of this prospectus supplement is May 12, 2020

Prospectus Supplement
Prospectus
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” in this prospectus supplement.
We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context otherwise requires or unless expressly stated otherwise, all references to the “Company,” “Insulet,” “we,” “us” and “our” mean Insulet Corporation, a Delaware corporation, and its consolidated subsidiaries.
OMNIPOD®, DASH™, Omnipod CONTROL™, Omnipod DISPLAY™, Omnipod VIEW™, OMNIPOD U-200™, OMNIPOD U-500™, HORIZON™, Pod Pals™ and Podder™ and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus supplement, the risks discussed in our other filings with the SEC and the following:
•
risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, including the duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, or on the Company’s ability to execute business continuity plans;

•
risks associated with our dependence on our principal product platform, the Omnipod Insulin Management System (the “Omnipod System”), and our ability to design, develop, manufacture and commercialize future products;

•	our ability to reduce production costs and increase customer orders and manufacturing volumes;
•	adverse changes in general economic conditions;
•	the impact of healthcare reform laws;
•	our ability to raise additional funds in the future on acceptable terms or at all;
•	supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent;
•	the potential establishment of a competitive bid program for conventional insulin pumps;
•	failure to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins;
•
international business risks, including regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (“Brexit”);

•
our inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products;

•	failure to retain key payor partners and their members;
•	adverse effects resulting from competition;
•	technological change and product innovation adversely affecting our business;
•
changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or our inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features;

•	challenges to the future development of our non-insulin drug delivery product line;

•	our ability to protect our intellectual property and other proprietary rights;
•	conflicts with the intellectual property of third parties, including claims that our current or future products infringe or misappropriate the proprietary rights of others;
•	adverse regulatory or legal actions relating to the Omnipod System or future products;
•	failure of our contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s (“FDA”) quality system regulations;
•	potential adverse impacts resulting from a recall, or discovery of serious safety issues, of our products;
•
the potential violation of the Foreign Corrupt Practices Act or any other federal, state or foreign anti-bribery/anti-corruption law or laws prohibiting “kickbacks” or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into our practices under these laws;

•	product liability and other lawsuits that may be brought against us, including stemming from off-label use of our products;
•	breaches or failures of our products or information technology systems, including by cyberattack;
•	reduced retention rates of our customer base;
•	unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of our competitors;
•	future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System;
•	the concentration of our manufacturing operations and storage of inventory in a limited number of locations;
•	our ability to attract and retain personnel;
•	our ability to scale our business to support revenue growth;
•	fluctuations in quarterly results of operations;
•	risks associated with potential future acquisitions or investments in new businesses;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	the expansion of our distribution network;
•	the volatility of the trading price of our Common Stock;
•	risks related to future sales of our common stock or the conversion of any of our convertible senior notes;
•	potential limitations on our ability to use our net operating loss carryforwards; and
•	anti-takeover provisions in our organizational documents.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, each of which is incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. In addition, there may be other risks and uncertainties that we are unable to identify or predict at this time or that we currently do not expect to have a material adverse effect on our business. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus supplement or incorporated by reference into this prospectus supplement, before making an investment decision.
Overview
We are primarily engaged in the development, manufacture and sale of our proprietary Omnipod System, an innovative, continuous insulin delivery system for people with insulin-dependent diabetes. There are two primary types of insulin therapy practiced today: multiple daily injection (“MDI”) therapy using syringes or insulin pens; and pump therapy using insulin pumps. Insulin pumps are used to perform continuous subcutaneous insulin infusion, or insulin pump therapy, and typically use a programmable device and an infusion set to administer insulin into a person’s body. Insulin pump therapy has been shown to provide people with insulin-dependent diabetes with numerous advantages relative to MDI therapy. The Omnipod System features a small, lightweight, self-adhesive disposable tubeless Omnipod device (“Pod”) that is worn on the body for up to three days at a time; and its wireless companion, the handheld Personal Diabetes Manager. The Omnipod System, which features discreet and easy-to-use devices communicates wirelessly, provides for virtually pain-free automated cannula insertion and eliminates the need for traditional MDI therapy or the use of traditional pump and tubing. We believe that the Omnipod System’s unique proprietary design and features allow people with insulin-dependent diabetes to manage their diabetes with unprecedented freedom, comfort, convenience and ease.
In addition to the diabetes market space, we have partnered with pharmaceutical and biotechnology companies to tailor the Omnipod System technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. Most of our drug delivery revenue currently consists of sales of Pods to Amgen for use in the Neulasta Onpro kit, an innovative delivery system for Amgen’s white blood cell booster to help reduce the risk of infection after intense chemotherapy.
Our mission is to improve the lives of people with diabetes. To assist in achieving this mission, we are focused on the following key strategic imperatives:
•	delivering consumer-focused innovation;
•	ensuring the best customer experience globally;
•	expanding our global footprint; and
•	driving operational excellence.
Our long-term financial objective is to sustain profitable growth. To achieve this goal, we expect our efforts in 2020 to focus primarily on the pivotal trial for Omnipod, powered by Horizon, in the United States. In order to support our continued growth and the expected launch of Omnipod, powered by Horizon in the first half 2021, we continue to focus on adding capacity to our U.S. manufacturing plant. During the first quarter of 2020, we began producing salable product on our second manufacturing line in the U.S. and we plan to install a third line in the second half of 2020, on which production is expected in 2021.
Additionally, in 2020, we had planned to further roll out our Omnipod DASH Insulin Management System (“Omnipod DASH”), our next generation digital mobile Omnipod platform, in Europe and Canada and enter five new countries in Western Europe and the Middle East to expand the commercial sale of Omnipod and our global footprint. We are still committed to the further roll out of Omnipod DASH and to entering new countries, although the timing has shifted to early 2021 primarily due to the coronavirus pandemic discussed in our filings with the SEC that are incorporated by reference herein. This change in expected timing will not have a material impact on our 2020 revenues since we did not expect these actions to have a meaningful contribution in 2020, although they are expected to contribute to our long-term growth.
Finally, we plan to continue our product development efforts and expand awareness of and access to our products. Achieving the above strategic imperatives is expected to require additional investments in certain initiatives and personnel, as well as enhancements to our supply chain operation capacity, efficiency and effectiveness.

Insulet was incorporated in Delaware on July 20, 2000. Our common stock, par value $0.001 per share, is listed on the NASDAQ Global Market under the symbol “PODD.”
Principal Executive Office
Our principal executive office is located at 100 Nagog Park, Acton, Massachusetts 01720. The telephone number at our principal office is (978) 600-7000. We maintain a website at www.insulet.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus supplement and our website address is included as an inactive textual reference only. For further information regarding Insulet, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

THE OFFERING
The following summary contains basic information about our common stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. For a more complete understanding of our common stock, you should read “Description of Common Stock” in the accompanying prospectus.
Issuer
Insulet Corporation, a Delaware corporation
Shares of Our Common Stock Offered by Us
2,369,668 shares of our common stock (or 2,725,118 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).
Shares of Our Common Stock to be Outstanding Immediately After this Offering
65,454,523 shares of our common stock (or 65,809,973 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).1
Use of Proceeds
We estimate that net proceeds from the sale of the common stock we are offering, after deducting underwriting discounts and commissions, will be approximately $478.7 million (or $550.6 million if the underwriters’ option to purchase additional shares is exercised in full). We expect to use the net proceeds of the shares issued and sold by us in this this offering for general corporate purposes.
NASDAQ Symbol
PODD
Risk Factors
Investing in our common stock involves risks. You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference in the accompanying prospectus, before making a decision to invest in our common stock.

[1]	Based on 63,084,855 shares of common stock outstanding as of April 30, 2020.

RISK FACTORS
An investment in our common stock involves various risks, including those set forth below as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein and in the accompanying prospectus. You should carefully consider these risk factors, together with the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in shares of our common stock. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, and the risk factors incorporated by reference herein. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.
Risks Related to this Offering and our Common Stock
The market price and trading volume of our common stock may vary substantially.
The stock markets, including The NASDAQ Global Market, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus supplement and others such as:
•	the market reaction to the COVID-19 pandemic;
•	failure to maintain and increase production capacity and reduce per unit production costs;
•	changes in the availability of third-party reimbursement in the United States or other countries;
•	volume and timing of orders for our products;
•	developments in administrative proceedings or litigation related to intellectual property rights;
•	issuance of patents to us or our competitors;
•	the announcement of new products or product enhancements by us or our competitors;
•	the announcement of technological or medical innovations in the treatment or diagnosis of diabetes;
•	changes in governmental regulations or in the status of our regulatory approvals or applications;
•	publication of clinical studies relating to our products or a competitor’s product;
•	quarterly variations in our or our competitors’ results of operations;
•	changes in earnings estimates or recommendations by securities analysts; and
•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.
At times, the fluctuations in the market price of our common stock have been unrelated or disproportionate to our operating performance. In particular, the U.S. equity markets have at times experienced significant price and volume fluctuations that have affected the market prices of equity securities of many technology companies. Broad market and industry factors such as these could materially and adversely affect the market price of our stock, regardless of our actual operating performance.
We may experience significant fluctuations in our quarterly results of operations, which could adversely affect the price of our Common Stock.
The fluctuations in our quarterly results of operations have resulted, and may continue to result, from numerous factors, including:
•	delays in shipping due to capacity constraints;
•	practices of health insurance companies and other third-party payors with respect to reimbursement for our current or future products;
•	market acceptance of our products;

•	our ability to manufacture our products efficiently, or at all;
•	transitions into our distribution channel;
•	timing of regulatory approvals and clearances;
•	new product introductions;
•	competition; and
•	timing of research and development expenditures.
These factors, some of which are not within our control, may cause the trading price of our common stock and the notes to fluctuate substantially. If our quarterly results of operations fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly. We believe the quarterly comparisons of our financial results should not be the only indication of our future performance.
Anti-takeover provisions in our organizational documents and Delaware law may discourage or prevent a change of control, even if an acquisition would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.
Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions:
•	authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of our common stock;
•	provide for a classified board of directors, with each director serving a staggered three-year term;
•	prohibit our stockholders from filling board vacancies, calling special stockholder meetings or taking action by written consent;
•	provide for the removal of a director only with cause and by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors; and
•	require advance written notice of stockholder proposals and director nominations.
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation, bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company.
Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock and the notes to decline.
Common stock eligible for future sale may have adverse effects on our share price.
Sales of substantial amounts of our common stock into the public market, through this offering or otherwise, or the perception that such sales could occur, may adversely affect the market price of our common stock.
In addition, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. Shares of our common stock may also be issued upon conversion of our convertible notes or exercise of stock options to acquire shares of our common stock. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

Conversion of any of our convertible senior notes may dilute the ownership interest of stockholders or depress our stock price.
The conversion of some or all our convertible senior notes may dilute the ownership interests of stockholders. Any sales in the public market of any of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the convertible senior notes into a combination of cash and shares of our common stock could depress the price of our common stock
We do not intend to pay cash dividends.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for the development, operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.
Our common stock is subordinate to our existing and future indebtedness.
Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all our indebtedness and other non-equity claims with respect to assets available to satisfy claims on us, including in a liquidation of the Company.
Our ability to use net operating loss carryforwards may be subject to limitation.
Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), imposes an annual limit on the amount of net operating loss carryforwards that may be used to offset taxable income when a corporation has undergone significant changes in its stock ownership or equity structure. Our ability to use net operating losses may be limited by prior changes in our ownership and may be further limited by the issuance of common stock in connection with this offering. As a result, if we earn net taxable income, our ability to use net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liabilities for us.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the common stock we are offering, after deducting the underwriting discount and commissions, will be approximately $478.7 million (or $550.6 million if the underwriters’ option to purchase additional shares is exercised in full). We intend to use the net proceeds from the sale of the shares of our common stock that we issue and sell in this offering for general corporate purposes.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations of the ownership and disposition of shares of our common stock applicable to a non-U.S. holder (as defined below) who acquires such shares in this offering and holds such shares as a capital asset within the meaning of Section 1221 of the Code. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.
For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a person treated as a partner therein will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto), any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock. We believe that we are not, and we do not anticipate becoming, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), and the following discussion assumes that we are not, and will not become, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. Non-U.S. holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends
In general, the gross amount of any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% (or a reduced rate prescribed by an applicable income tax treaty if the non-U.S. holder is eligible for the benefits of such treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an applicable income tax treaty applies, are attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States). In order to claim a reduced rate of withholding, non-U.S. holders will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying their entitlement to benefits under a treaty. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted tax basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted tax basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”
Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment or fixed base) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a United States person (within the meaning of the Code). A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.
Gain on Sale or Other Disposition of Our Common Stock
In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder; or

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.
Gain that is effectively connected with the conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates applicable to United States persons (within the meaning of the Code). If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain.
An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information also may be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.
U.S. backup withholding (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:
•	a United States person for U.S. federal income tax purposes;
•	a “controlled foreign corporation” for U.S. federal income tax purposes;
•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or
•
a foreign partnership if at any time during its tax year (a) one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING
In this offering, subject to the terms and conditions of the underwriting agreement, we have agreed to sell 2,369,668 shares of our common stock to the underwriters. Subject to the terms and conditions of the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase from us the number of shares of our common stock listed opposite their names below:
Name	Number of Shares
Morgan Stanley & Co. LLC	1,421,801
J.P. Morgan Securities LLC	947,867
Total	2,369,668
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the common stock subject to their acceptance of the common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the common stock covered by the underwriters’ option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters initially propose to offer part of the shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $5.38 per share under the public offering price. After the public offering of the common stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our out-of-pocket expenses for this offering will be approximately $1,230,000.
We have agreed that we will not offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, pledge, sale, disposition or filing, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, except:
(i)	issuance of the shares of common stock being offered in this offering,
(ii)
issuances of shares of common stock upon the exercise of an option or warrant or the conversion of or exchange for a security outstanding on the date of this prospectus supplement, including our convertible senior notes,

(iii)
issuances to a third party or a group of third parties of common stock or securities convertible into or exercisable or exchangeable for common stock in connection with a merger, acquisition or other strategic or commercial relationship, provided that such party or parties agree to the same “lock-up” restrictions discussed above and the term of such restrictions shall not expire prior to the expiration of the “lock-up” period described in this paragraph,

(iv)	issuances of shares of common stock or options to purchase common stock granted pursuant to existing employee benefit plans,
(v)	issuances of shares of common stock or options to purchase common stock granted pursuant to existing nonemployee director stock plans,
(vi)	the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date of this prospectus supplement, and

(vii)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of common stock during the “lock-up” period described in this paragraph and no public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of us.

We have granted the underwriters the right to purchase up to 355,450 additional shares of common stock. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 355,450 shares of common stock from us.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$211.00	$499,999,948	$574,999,898
Underwriting discounts and commissions	$8.97	$21,249,998	$24,437,496
Proceeds, before expenses, to us	$202.03	$478,749,950	$550,562,402
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
Our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):
(i)
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by our directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

(ii)
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of our common stock or such other securities, in cash or otherwise; or

(iii)	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
Notwithstanding the above, the representatives have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to:
(ii)	any shares of our common stock issued upon the exercise of options granted under employee stock option plans as existing on the date of this prospectus supplement and the accompanying prospectus;
(iii)	any employee stock options or restricted stock units or performance share units issued pursuant to our equity incentive plans existing on the date of the underwriting agreement; and
(iv)
the shares of our common stock issued upon conversion of our outstanding convertible notes pursuant to the terms of the instruments governing such securities as in effect on the date of the underwriting agreement;

(v)	any options, restricted stock units or other awards issued to newly hired employees, provided that such awards do not vest or are not exercisable during the restricted period; and

(vi)
the filing and effectiveness under the Securities Act of any registration statement on Form S-8 relating to our equity incentive plans in effect on the date of this prospectus supplement and the accompanying prospectus.

In addition, notwithstanding the lock-up agreements applicable to our directors and executive officers, the representatives have agreed that such parties may transfer shares of our common stock or securities convertible into or exchangeable for our common stock:
(i)
pursuant to a trading plan under Rule 10b5-1 of the Exchange Act (a “10b5-1 Trading Plan”) of the director or executive officer in effect on the date of the underwriting agreement, provided that no filing or public announcement is voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing clearly indicates in the footnotes thereto that the filing relates to the circumstances described in this clause (i);

(ii)	as a bona fide gift or gifts or by will or intestacy;
(iii)
to an immediate family member of the director or executive officer or to any trust for the direct or indirect benefit of the director or executive officer or the immediate family of such director or executive officer;

(iv)	pursuant to operation of law with respect to a domestic relations order or in connection with a divorce settlement;
(v)
pursuant to an order of a court or regulatory agency, provided that no filing or public announcement is voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing clearly indicates in the footnotes thereto that the filing relates to the circumstances described in this clause (v); or

(vi)
to the Company to satisfy any tax withholding obligations (including a cashless exercise) of the Company or of the director or executive officer, or to satisfy the exercise price of stock options by the director or executive officer, upon the exercise or vesting of stock options, restricted stock units, restricted stock awards or other similar equity incentive awards that have been granted prior to, and are outstanding as of, the date of the underwriting agreement (or are granted after the date of the underwriting agreement pursuant to a plan or arrangement that is described in this prospectus supplement and the accompanying prospectus and is in place prior to the date of the underwriting agreement), provided that no filing or public announcement is voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing clearly indicates in the footnotes thereto that the filing relates to the circumstances described in this clause (vi);

provided that in the case of a transfer pursuant to clauses (ii)-(iv), (a) the donee or transferee will be subject to the restrictions set forth above, (b) any such transfer may not involve a disposition for value, (c) no filing or other public announcement by any party (donor, donee, transferor, transferee, pledgor or pledgee) under the Exchange Act must be required or may be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D, Schedule 13G or other filing made after the expiration of the restricted period) and (d) each party (donor, donee, transferor, transferee, pledgor or pledgee) must not be required by law (including the disclosure requirements of the Securities Act and the Exchange Act) to make, and will agree to not voluntarily make, any public announcement of the transfer or disposition.
In addition, notwithstanding the foregoing, the director or executive officer may enter into a new 10b5-1 Trading Plan so long as (i) the director or executive officer will not, during the period ending 60 days after the date of this prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, our common stock or such other securities of ours which may be deemed to be beneficially owned by the director or executive officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities of ours, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of our common stock or such other securities of ours, in cash or otherwise or (c) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock and (ii) to the extent a public announcement or filing by any party (donor, donee, transferor, transferee, pledgor or pledgee) under the Exchange Act , if any, is required in connection with such entry into a new 10b5-1 Trading Plan, such announcement or filing will include a statement to the effect that no transfer of our common stock will be made during the restricted period and no other public announcement will be voluntarily made in connection with the entry into such plan and no filing or other public announcement will be voluntarily made. For the avoidance of doubt, any change to an existing 10b5-1 Trading Plan solely to replace the plan administrator (with no changes to the termination date of the plan, the number of shares of our common stock that may be transferred or the prices at which any such shares of our common stock may be transferred under such plan) will not be deemed an entry into a new 10b5-1 Trading Plan for purposes of this paragraph, and any shares of our common stock may be transferred pursuant to the preceding paragraph in accordance with the terms of such 10b5-1 Trading Plan.
Notwithstanding the foregoing, nothing in the lock up agreements with our directors and executive officers will prohibit:
(i)
any exercise (including a cashless exercise) of options or warrants to purchase our common stock or securities convertible into or exchangeable for our common stock or the conversion or exchange of any equity security held by any such director or officer into our common stock or vesting of outstanding restricted stock units, restricted stock awards or other similar equity incentive awards that have been granted prior to, and are outstanding as of, the date of the underwriting agreement (or are granted after the date of the underwriting agreement pursuant to a plan or arrangement that is in place prior to the date of the underwriting agreement); provided that any shares of our common stock received upon such exercise, conversion or exchange will be subject to the restrictions described above and any filing under Section 16(a) of the Exchange Act will be required to clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described above and that (b) no shares were sold by the reporting person;

(ii)
any transaction with respect to shares of our common stock acquired in market transactions after completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or is voluntarily made in connection with subsequent sales of our common stock or other securities acquired in such open market transactions; or

(iii)
forfeitures of shares of our common stock to us solely to satisfy tax withholding requirements in connection with the vesting of restricted stock units of such director or officer that vest during the restricted period or (iv) any transaction to which Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC have given their prior written consent.

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Our common stock is traded on The NASDAQ Global Market under the trading symbol “PODD”.
We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of certain of the underwriters is a lender under one or more of our credit agreements. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Certain of the underwriters and their respective affiliates have a lending relationship with us, and they may hedge their credit exposure to us consistent with their customary risk management policies. Typically, they would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, we may use the proceeds to reduce the outstanding balance under any facilities where the underwriters have a lending relationship with us.
Selling Restrictions
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration S-40 Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale
For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.
Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL).

Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.insulet.com. The contents of our website are not incorporated by reference into or otherwise part of this prospectus supplement, and our website address is included as an inactive textual reference only. We also furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.
We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered hereby are sold. However, unless otherwise stated in the applicable reports, information furnished (rather than filed) in Current Reports on Form 8-K (including under Item 2.02 or 7.01 of our Current Reports on Form 8-K) is not incorporated by reference. The prospectus accompanying this prospectus supplement is part of a registration statement filed with the SEC.
We are “incorporating by reference” into this prospectus supplement the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in current reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 26, 2020;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 8, 2020;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2007, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference but not delivered with the prospectus supplement. You can obtain free copies of such documents if you call us at (978) 600-7000 or write us at the following address:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary
You may also visit our website at www.insulet.com for free copies of any such document.

This prospectus supplement and the accompanying prospectus or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

LEGAL MATTERS
Certain matters with respect to the validity of the securities offered by us pursuant to this prospectus supplement will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

100 Nagog Park
Acton, Massachusetts 01720
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell to the public from time to time, at prices and on terms to be determined at the time of offering, in one or more series or issuances:
•	Common Stock;
•	Preferred Stock;
•	Debt Securities;
•	Warrants; and
•	Units.
The Preferred Stock, Debt Securities and Warrants may be convertible or exercisable or exchangeable for Common Stock, Preferred Stock or other securities. The Debt Securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries.
When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and any material U.S. Federal income tax considerations pertaining to an investment in the securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Investing in our securities involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 4, and in any prospectus supplement, as well as the information in the “Special Note Regarding Forward-Looking Statements” on page 1 of this prospectus, carefully before you invest. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement.
The shares of Common Stock are listed on The NASDAQ Global Market under the trading symbol “PODD.” Other than for shares of Common Stock, there is no market for the other securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Company may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the securities. The registration statement can be read at the SEC’s website (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “Insulet,” “we,” “us” and “our” mean Insulet Corporation, a Delaware corporation, and/or its subsidiaries; (ii) “securities” means, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units; (iii) “Common Stock” means shares of common stock of the Company, par value $0.001 per share; (iv) “Preferred Stock” means shares of preferred stock of the Company, par value $0.001 per share; (v) “Debt Securities” means the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vi) “Warrants” means warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates and (vii) “Units” means units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by us. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date.
OMNIPOD®, DASH™, Omnipod CONTROL™, Omnipod DISPLAY™, Omnipod VIEW™, OMNIPOD U-200™, OMNIPOD U-500™, HORIZON™, Pod Pals™ and Podder™ and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.
ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate herein by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and the following:
•
risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, including the duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, or on the Company’s ability to execute business continuity plans;

•
risks associated with our dependence on our principal product platform, the Omnipod Insulin Management System (the “Omnipod System”), and our ability to design, develop, manufacture and commercialize future products;

•	our ability to reduce production costs and increase customer orders and manufacturing volumes;
•	adverse changes in general economic conditions;
•	the impact of healthcare reform laws;
•	our ability to raise additional funds in the future on acceptable terms or at all;
•	supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent;
•	the potential establishment of a competitive bid program for conventional insulin pumps;
•	failure to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins;
•
international business risks, including regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (“Brexit”);

•
our inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products;

•	failure to retain key payor partners and their members;
•	adverse effects resulting from competition;
•	technological change and product innovation adversely affecting our business;
•
changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or our inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features;

•	challenges to the future development of our non-insulin drug delivery product line;

•	our ability to protect our intellectual property and other proprietary rights;
•	conflicts with the intellectual property of third parties, including claims that our current or future products infringe or misappropriate the proprietary rights of others;
•	adverse regulatory or legal actions relating to the Omnipod System or future products;
•	failure of our contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s (“FDA”) quality system regulations;
•	potential adverse impacts resulting from a recall, or discovery of serious safety issues, of our products;
•
the potential violation of the U.S. Foreign Corrupt Practices Act or any other federal, state or foreign anti-bribery/anti-corruption law or laws prohibiting “kickbacks” or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into our practices under these laws;

•	product liability and other lawsuits that may be brought against us, including stemming from off-label use of our products;
•	breaches or failures of our products or information technology systems, including by cyberattack;
•	reduced retention rates of our customer base;
•	unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of our competitors;
•	future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System;
•	the concentration of our manufacturing operations and storage of inventory in a limited number of locations;
•	our ability to attract and retain personnel;
•	our ability to scale our business to support revenue growth;
•	fluctuations in quarterly results of operations;
•	risks associated with potential future acquisitions or investments in new businesses;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	the expansion of our distribution network;
•	the volatility of the trading price of our Common Stock;
•	risks related to future sales of our common stock or the conversion of any of our convertible senior notes;
•	potential limitations on our ability to use our net operating loss carryforwards; and
•	anti-takeover provisions in our organizational documents.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, each of which is incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. In addition, there may be other risks and uncertainties that we are unable to identify or predict at this time or that we currently do not expect to have a material adverse effect on our business. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

PROSPECTUS SUMMARY
The Company
We are primarily engaged in the development, manufacture and sale of our proprietary Omnipod System, an innovative, continuous insulin delivery system for people with insulin-dependent diabetes. There are two primary types of insulin therapy practiced today: multiple daily injection (“MDI”) therapy using syringes or insulin pens; and pump therapy using insulin pumps. Insulin pumps are used to perform continuous subcutaneous insulin infusion, or insulin pump therapy, and typically use a programmable device and an infusion set to administer insulin into a person’s body. Insulin pump therapy has been shown to provide people with insulin-dependent diabetes with numerous advantages relative to MDI therapy. The Omnipod System features a small, lightweight, self-adhesive disposable tubeless Omnipod device (“Pod”) that is worn on the body for up to three days at a time; and its wireless companion, the handheld Personal Diabetes Manager. The Omnipod System, which features discreet and easy-to-use devices communicates wirelessly, provides for virtually pain-free automated cannula insertion and eliminates the need for traditional MDI therapy or the use of traditional pump and tubing. We believe that the Omnipod System’s unique proprietary design and features allow people with insulin-dependent diabetes to manage their diabetes with unprecedented freedom, comfort, convenience and ease.
In addition to the diabetes market space, we have partnered with pharmaceutical and biotechnology companies to tailor the Omnipod System technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. Most of our drug delivery revenue currently consists of sales of Pods to Amgen for use in the Neulasta Onpro kit, an innovative delivery system for Amgen’s white blood cell booster to help reduce the risk of infection after intense chemotherapy.
Our mission is to improve the lives of people with diabetes. To assist in achieving this mission, we are focused on the following key strategic imperatives:
•	delivering consumer-focused innovation;
•	ensuring the best customer experience globally;
•	expanding our global footprint; and
•	driving operational excellence.
Our principal executive offices are located at 100 Nagog Park, Acton, Massachusetts 01720. Our telephone number is (978) 600-7000. We maintain a website at www.insulet.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus and our website address is included as an inactive textual reference only. Our stock is listed on the NASDAQ Global Market under the symbol “PODD.” For further information regarding Insulet Corporation, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”
The Offering
Under this prospectus, the Company may offer and sell to the public in one or more series or issuances Common Stock, Preferred Stock, Debt Securities, Warrants and/or Units.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risks discussed in the section entitled “Risk Factors” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein, as updated by annual, quarterly and other reports and documents we file with the SEC thereafter and that are so incorporated herein. Additional risk factors will be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of our Eighth Amended and Restated Certificate of Incorporation, as amended (the “Company Certificate”), and our Amended and Restated Bylaws (the “Bylaws”). This description is only a summary and does not purport to be complete and is subject to, and qualified in its entirety by, the Company Certificate and the Bylaws and by applicable law. The terms of the Common Stock may also be affected by Delaware law. You should read this summary together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
We currently have 100,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 63,084,855 shares were issued and outstanding as of April 30, 2020.
Voting
Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. Holders of our Common Stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to the Company Certificate that alter or change the powers, preferences, rights or other terms of any outstanding Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote on such an amendment.
Dividends
Holders of our Common Stock are entitled to share ratably in any dividends declared by our Board, subject to any preferential dividend rights of any outstanding Preferred Stock. Dividends consisting of shares of Common Stock may be paid to holders of shares of Common Stock. We have never declared or paid cash dividends on our capital stock. We do not intend to pay cash dividends in the foreseeable future.
Liquidation and Dissolution
Upon our liquidation or dissolution, the holders of our Common Stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of Preferred Stock outstanding at the time.
Our Rights and Restrictions
Our Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our Common Stock is not subject to redemption by us. The Company Certificate and the Bylaws do not restrict the ability of a holder of Common Stock to transfer the stockholder’s shares of Common Stock. When we issue shares of Common Stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any statutory preemptive or similar rights.
Anti-Takeover Effects of Various Provisions of Delaware Law and the Company Certificate and Bylaws
Provisions of the Delaware General Corporation Law (the “DGCL”) could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by (i) persons who are directors and also officers and (ii) employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.
No Cumulative Voting. The holders of our Common Stock do not have any cumulative voting rights.
Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, which the Company Certificate does. The Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. The Bylaws also provide that we must advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL to repay any expenses so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified against such expenses. The Bylaws also expressly authorize us to carry directors’ and officers’ insurance to protect the Company and our directors, officers and non-officer employees from certain liabilities.
The limitation of liability and indemnification provisions in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Authorized but Unissued Shares of Common Stock. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Undesignated Preferred Stock. The Company Certificate authorizes undesignated Preferred Stock. As a result, our Board may, without the approval of holders of Common Stock, issue shares of Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Staggered Board. The Company Certificate provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.
Stockholder Action; Special Meeting of Stockholders. The Company Certificate provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. The Bylaws further provide that special meetings of our stockholders may be only called by our Board with a majority vote of our Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions specified in the Bylaws. The Bylaws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors. The Company Certificate provides that a director on our Board may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.
Amendments to Organizational Documents. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless otherwise provided in the certificate of incorporation. The Company Certificate provides that certain articles of our Company Charter may only be amended or repealed by the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such a matter.
Listing
Our Common Stock is listed on The NASDAQ Global Market under the trading symbol “PODD.”
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A., whose principal executive office is located at 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the Preferred Stock we may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
We currently have 5,000,000 authorized shares of Preferred Stock, par value $0.001 per share, none of which was outstanding as of April 30, 2020. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, our Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock. Our Board may issue Preferred Stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Preferred Stock may be convertible or exchangeable for Common Stock, Preferred Stock or other securities.
Our Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
•	the number of shares constituting such series;
•	the designation of such series;
•	the voting powers, if any, of the shares of such series; and
•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.
The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock and will contain a discussion of any material U.S. Federal income tax considerations applicable to such series of Preferred Stock.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that the Company may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. In this section entitled “Description of Debt Securities,” when we refer to the “Company,” we are referring to Insulet Corporation and not any of its subsidiaries.
The Company may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. The debt securities may be convertible or exchangeable for Common Stock, Preferred Stock or other securities. If the Company issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements the Company may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between the Company and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal amount of the debt securities will mature;
•
if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•
if the debt securities are convertible, the number of securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at the Company’s option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•
the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•
if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•	whether and under what circumstances the Company will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of the Company’s other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of the Company’s subsidiaries;
•	whether the debt securities will be secured or unsecured;
•	the forms of the debt securities;
•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that the Company may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, the Company may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF WARRANTS
We may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
•	the title of such Warrants;
•	the offering price for such Warrants, if any;
•	the aggregate number of such Warrants;
•	the designation and terms of the securities purchasable upon exercise of such Warrants;
•	if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;
•	if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;
•
the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;
•	whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. Federal income tax considerations;
•	the anti-dilution provisions of such Warrants, if any;
•	the redemption or call provisions, if any, applicable to such Warrants; and
•	any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF UNITS
We may issue Units consisting of one or more of our Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
•
the terms of the Units and of any of our Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

•	a description of the terms of any Unit agreement governing the Units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the Units; and
•	if applicable, a discussion of any material U.S. Federal income tax considerations.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and applicable prospectus supplements:
•	to or through underwriters or through dealers;
•	in short or long transactions;
•	through agents;
•	directly to purchasers; or
•	through a combination of any such methods of sale.
If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
•	the offering terms, including the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities being offered and the proceeds to us, if any, from such sale;
•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;
•	in the case of the Debt Securities, the interest rate, maturity and redemption provisions;
•	details regarding overallotment options under which underwriters may purchase additional securities from us, if any;
•	the securities exchanges on which the securities may be listed, if any; and
•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of The NASDAQ Global Market:
•	at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of the Company or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of Delaware law and the Company Certificate. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on The NASDAQ Global Market. We may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.insulet.com. The contents of our website are not incorporated by reference into or otherwise part of this prospectus and our website address is included as an inactive textual reference only. We also furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.
We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered hereby are sold. However, unless otherwise stated in the applicable reports, information furnished (rather than filed) in Current Reports on Form 8-K (including under Item 2.02 or 7.01 of our Current Reports on Form 8-K) is not incorporated by reference. This prospectus is part of a registration statement filed with the SEC.
We are “incorporating by reference” into this prospectus the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in current reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until this offering is completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 26, 2020;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 8, 2020;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2020; and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2007, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference but not delivered with the prospectus. You can obtain free copies of such documents if you call us at (978) 600-7000 or write us at the following address:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary
You may also visit our website at www.insulet.com for free copies of any such document.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Certain matters with respect to the validity of the offered securities will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Common Stock
PROSPECTUS SUPPLEMENT

Morgan Stanley	J.P. Morgan
May 12, 2020